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                                                                    EXHIBIT 23.3



                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 (No. 333-115261) of our report dated March 24, 2003, except for Note 17 paragraph 7, as to which the date is April 9, 2004, relating to the financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001, which appears in CanArgo Energy Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

                                          PricewaterhouseCoopers LLP


                                          London, England



28 October, 2004